UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2012 (December 20, 2012)

Revel AC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-183492	27-4853856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Boardwalk, Atlantic City, New Jersey		08401
(Address of principal executive offices of each registrant)		(Zip Code)

(609) 572-6065

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Agreement

On December 20, 2012, Revel AC, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to the Credit Agreement, dated as of May 3, 2012 (as amended by that certain First Amendment to Credit Agreement, dated as of August 22, 2012, that certain Incremental Facility Amendment, dated as of August 22, 2012, and that certain Incremental Facility Amendment, dated as of August 27, 2012, the “Revolving Credit Agreement,” and as amended by the Second Amendment, the “Amended Revolving Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto. The Second Amendment amends the Revolving Credit Agreement to, among other things, provide for a new $125.0 million term loan and an increase of $25.0 million in revolving commitments (the “new financing”). On December 20, 2012, the Company borrowed $125.0 million in term loans pursuant to the Amended Revolving Credit Agreement, and used a portion of the term loan proceeds to repay outstanding revolving loans.

The Amended Revolving Credit Agreement requires that the Company maintain compliance with certain financial covenants, including a consolidated leverage ratio covenant, a consolidated interest coverage ratio covenant, and a minimum EBITDA covenant, subject to the terms provided in the Amended Revolving Credit Agreement. In addition, the Amended Revolving Credit Agreement restricts the Company’s ability to, among other things, (a) incur additional indebtedness, (b) pay dividends, prepay subordinated indebtedness or purchase capital stock, (c) encumber assets, (d) enter into business combinations or divest assets and (e) make investments or loans, subject in each case to certain exceptions or excluded amounts. The Company believes it is unlikely that it will generate sufficient EBITDA to meet such financial maintenance covenants when next tested with respect to the period ending June 30, 2013. The failure to meet such financial maintenance covenants will result in an event of default under the Amended Revolving Credit Agreement, if such financial maintenance covenants are not amended or waived by the requisite lenders.

Term Loan

The term loan under the Amended Revolving Credit Agreement bears interest at a rate per annum which, at our option, can be either: (i) the Eurodollar rate (subject to a floor of 1%) plus a margin of 9.00%; or (ii) a base rate (subject to a floor of 2%) plus a margin of 8.00%. If a payment or insolvency default shall have occurred and be continuing, the term loan under the Amended Revolving Credit Agreement bears interest at the otherwise applicable rate plus 2.00% per annum. Proceeds from the term loan not used to repay certain revolving loans on the date of the Second Amendment are available to pay certain development costs of Revel, the Company’s Las Vegas-style, beachfront entertainment resort and casino located on the Boardwalk in the south inlet of Atlantic City, New Jersey (“Revel”), subject to certain funding conditions, investment requirements and other provisions set forth in the Amended Revolving Credit Agreement.

All term loan borrowings under the Amended Revolving Credit Agreement are required to be repaid on May 22, 2015. The term loan under the Amended Revolving Credit Agreement will amortize in quarterly installments of 0.25% of the original principal of the term loan. Voluntary prepayments of loans under the new term loan are permitted in agreed minimum amounts on or after December 20, 2013, subject to reimbursement of the lenders’ breakage and redeployment costs in the case of prepayment of Eurodollar rate loans. We are required to prepay the term loans with (a) net proceeds from asset sales and certain upfront payments under joint venture arrangements, (b) net proceeds from certain debt issuances,

(c) net proceeds from casualty events and damages or settlements of certain construction or other tort claims, and (d) excess cash flow, in each case, subject to certain basket amounts, reinvestment rights and other provisions set forth in the Amended Revolving Credit Agreement. Any term loans paid or prepaid may not be reborrowed.

The term loan under the Amended Revolving Credit Agreement is guaranteed by certain of the Company’s existing and future subsidiaries. The term loan under the Amended Revolving Credit Agreement and guarantees thereof are secured by a first priority security interest in substantially all of our assets, subject to certain exceptions set forth in the definitive documentation for the Amended Revolving Credit Agreement.

Revolving Loans

The revolving loans under the Amended Revolving Credit Agreement bear interest at a rate per annum which, at our option, can be either: (i) the Eurodollar rate (subject to a floor of 1%) plus a margin of 7.50%; or (ii) a base rate (subject to a floor of 2%) plus a margin of 6.50%. If a payment or insolvency default shall have occurred and be continuing, the revolver loans under the Amended Revolving Credit Agreement bear interest at the otherwise applicable rate plus 2.00% per annum. Revolving loans under the Amended Revolving Credit Agreement are available, subject to the Minimum Liquidity Threshold (as defined below), for working capital, general corporate purposes and for certain capital expenditures as specified in the Amended Revolving Credit Agreement. Unused amounts under the revolving commitments are subject to a per annum fee of 4%.

All revolving loans under the Amended Revolving Credit Agreement are required to be repaid by May 22, 2015. If the term loan under the Amended Revolving Credit Agreement has been paid in full, then the Company is required to prepay its revolving loans (with a dollar for dollar reduction in commitments) on the same terms as the mandatory prepayments for the term loan under the Amended Revolving Credit Agreement. Voluntary prepayments of revolving loans under the Amended Revolving Credit Agreement are permitted and may be reborrowed. Revolving commitments under the Amended Revolving Credit Agreement may not be terminated prior to December 20, 2013 without requisite lender consent.

The revolving loans under the Amended Revolving Credit Agreement are guaranteed by the Company’s existing and future subsidiaries. The revolving loans under the Amended Revolving Credit Agreement and the guarantees thereof are generally secured by a first priority or “first out” security interest in substantially all of the Company’s assets, subject to certain exceptions set forth in the definitive documentation for the Amended Revolving Credit Agreement.

As of December 26, 2012, the Company had outstanding approximately $23,200,000 of new revolving loans. The Company’s ability to borrow additional amounts under revolving loans is subject to satisfaction of certain conditions, including compliance with its financial and other covenants under the Amended Revolving Credit Agreement. In addition, the availability of revolving loans under the Amended Revolving Credit Agreement is restricted by requiring the sum of the unused revolving commitments plus the lesser of (1) $5,000,000 and (2) cash and cash equivalents (excluding cage cash and certain other escrow or blocked accounts), to be greater than the sum of the Minimum Liquidity Thresholds (as defined below) and certain reserves associated with amenities capital expenditures. “Minimum Liquidity Thresholds” means from December 20, 2012 through February 15, 2013, $75,000,000; from February 16, 2013 through April 15, 2013, $50,000,000; from April 16, 2013 through May 15, 2013, $45,000,000; and from May 16, 2013 through July 1, 2013, $20,000,000. Minimum Liquidity Thresholds decrease for certain periods of time to fund cage cash obligations and can be adjusted upwards in respect of amounts received relating to cost efficiencies or other savings, subject to the terms provided in the Amended Revolving Credit Agreement.

Certain lenders and agents under the Amended Revolving Credit Agreement, and certain of their respective affiliates, have performed investment banking, commercial lending and advisory services for the Company and its affiliates, from time to time, for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for, the Company and its affiliates in the ordinary course of their business.

The foregoing description is not complete and is qualified in its entirety by the Second Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Amendment to First Lien Credit Agreement

On December 20, 2012, the Company entered into a third amendment (the “Third Amendment”) to the Credit Agreement, dated as of February 17, 2011 (as amended by that certain First Amendment to Credit Agreement, dated as of May 3, 2012, that certain Increase Joinder, dated as of May 3, 2012, and that certain Second Amendment to Credit Agreement, dated as of August 22, 2012, the “First Lien Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto. The Third Amendment amends the First Lien Credit Agreement to, among other things, permit the new financing and certain capital expenditures. The First Lien Credit Agreement contains covenant restrictions and financial maintenance covenants substantially similar to the Amended Revolving Credit Agreement, excluding the covenants relating to liquidity requirements described above.

The foregoing description is not complete and is qualified in its entirety by the Third Amendment, which is filed herewith as Exhibit 10.2 and incorporated herein by this reference.

Amendment to First Lien Intercreditor Agreement

On December 20, 2012, the Company entered into a second amendment (the “Second Amendment to First Lien Intercreditor Agreement”) to the Intercreditor Agreement, dated as of May 3, 2012 (as amended by that certain First Amendment to First Lien Intercreditor Agreement, dated as of August 22, 2012, the “First Lien Intercreditor Agreement”), among the Company, each subsidiary of the Company party thereto, JPMorgan Chase Bank, N.A., as collateral agent for the First Lien Secured Parties (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Revolving Secured Parties (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Term Loan Secured Parties (as defined therein), and the other parties thereto. The Second Amendment to First Lien Intercreditor Agreement amends the First Lien Intercreditor Agreement to, among other things, make certain technical changes in connection with the new financing.

The foregoing description is not complete and is qualified in its entirety by the Second Amendment to First Lien Intercreditor Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by this reference.

Amended and Restated Master Disbursement Agreement

On December 20, 2012, in connection with the amendments described herein related to the Company’s debt facilities, the Company entered into an Amended and Restated Master Disbursement Agreement (the “Amended and Restated Disbursement Agreement”), among the Company, Revel Entertainment Group, LLC, JPMorgan Chase Bank, N.A., as disbursement agent, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the First Lien Credit Agreement, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the Amended Revolving Credit Agreement and U.S. Bank National Association, as collateral agent under the Indenture (as defined below), which amended and restated that certain Master Disbursement Agreement dated February 17, 2011 (as amended). The Amended and Restated Disbursement Agreement, among other things, sets forth the terms and conditions applicable to the close out of the construction costs for Revel.

The foregoing description is not complete and is qualified in its entirety by the Amended and Restated Disbursement Agreement, which is filed herewith as Exhibit 10.4 and incorporated herein by this reference.

Second Supplemental Indenture for the 12% Second Lien Notes due 2018

On December 20, 2012, the Company entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture, dated as of February 17, 2011 (as amended by that certain First Supplemental Indenture, dated as of August 22, 2012, the “Indenture”), among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, under which the Company’s 12% Second Lien Notes due 2018 were issued. The Second Supplemental Indenture amends the Indenture to, among other things, permit the new financing.

The foregoing description is not complete and is qualified in its entirety by the Second Supplemental Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by this reference.

In connection with the new financing, on December 20, 2012, the Company and Revel Group, LLC agreed to use their reasonable best efforts to seek approval from the applicable governmental authorities under the New Jersey Casino Control Act and the regulations promulgated thereunder (the “New Jersey Gaming Authorities”) to, upon written request to the Company by the holders of a majority of the Company’s warrants (the “Warrants”) or, after the Warrants are exercised, a majority of the shares of common stock of the Company issuable on exercise of the Warrants (the “Warrant Shares”), as the case may be, enable the Company to amend that certain Securityholders’ Agreement, dated as of February 17, 2011, among the Company, Revel Group, LLC and the holders of the Warrants and Warrant shares (the “Warrantholders”) and such other organizational documents of the Company as may be necessary to, among other things: (i) give the Warrantholders the right to designate an additional director on the Company’s board of directors (the “Board”), subject to certain conditions and restrictions, and to approval by the Management Directors (as defined in the Securityholders’ Agreement), not to be unreasonably withheld; and (ii) provide for increased director voting rights for the Management Directors (as defined in the Securityholders’ Agreement) or, as designated by Kevin DeSanctis, other directors of the Company, in the event of a deadlock of the Board of Directors or should Kevin DeSanctis be unable to vote as a director of the Company for any reason. Following the effectiveness of such amendments, which are subject to, among other things, approval from the New Jersey Gaming Authorities, the Warrantholders would have the right to designate three of six directors of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 under the heading “Amended and Restated Master Disbursement Agreement” and “Second Supplemental Indenture for the 12% Second Lien Notes due 2018” is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In connection with the new financing, the Company issued a press release dated December 27, 2012, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by this reference.

The Company is also disclosing under Item 7.01 of this Current Report on Form 8-K the information filed herewith as Exhibit 99.2, which is incorporated herein by this reference. The results of operations for the months of October and November 2012 were provided to the Company’s lenders in connection with the new financing. The information in Exhibit 99.2 has not been previously reported and is based on the Company’s internal unaudited consolidated monthly accounts prepared by the Company’s management for the periods presented. Hurricane Sandy and its aftermath has had a significant impact on the Company’s results of operations for the months of October and November 2012. The presented financial information should not be regarded as an indication, forecast or representation by the Company or any other person regarding the future results of operations for the quarterly period ending December 31, 2012 or the fiscal year ending December 31, 2012.

Forward-Looking Statements

Certain information included in this Current Report on Form 8-K contains statements that are forward-looking, including, but not limited to, statements relating to the Company’s future plans and projects and expectations of future results of operations, liquidity, cash needs and financial condition. Any statements contained in this release that are not statements of historical fact may be deemed to be forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “guidance” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they are inherently subject to risks, uncertainties and assumptions about the Company’s subsidiaries and the Company, and you should not place undue reliance on such forward-looking statements. The Company’s forward-looking statements are qualified in their entirety by reference to the factors listed immediately below.

Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, risks related to the following: the Company’s failure to satisfy the conditions precedent to the funding of remaining components of the financing for Revel; development costs of Revel, which could be higher than expected; the Company’s substantial leverage and debt obligations; restrictions imposed by the Company’s debt agreements including certain financial maintenance covenants, and the Company’s ability to satisfy those covenants; the Company’s limited operating history and difficulties frequently encountered by companies in early stages of substantial real estate development and gaming projects or the establishment of a new business enterprise; the Company’s ability to generate sufficient revenues or cash flow to meet the Company’s operating needs or other obligations; the Company’s dependence, as a holding company, upon the operations of its subsidiaries; the Company’s dependence on a single property and a single gaming market; the availability and sufficiency of the Company’s insurance coverage; the Company’s operational strategy, which differs from that of many existing local competitors; the Company’s dependence on its Chief Executive Officer, Kevin DeSanctis, and other key personnel; continued declines in gaming revenues and gross gaming profits for Atlantic City casinos; continued weakness and further weakening in global economic conditions and the financial and credit markets; other economic, competitive, demographic, business and other conditions in the Company’s local and regional markets; extensive regulation from governmental authorities, including gaming authorities, and adverse changes or developments in laws or regulations; the ability of the Company’s management stockholders to exert significant control over the Company’s future direction; terms of certain agreements between the Company and the holders of the Company’s outstanding warrants, which prohibit the Company from taking certain actions without the prior consent of the Warrant holders or the directors designated by the Warrant holders or at all, and provide certain other rights which could impede the Company’s ability to raise additional equity capital or take certain other actions; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, which are available at www.sec.gov.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements included in this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of December 20, 2012, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee.

10.1	Second Amendment to Revolving Credit Agreement, dated as of December 20, 2012, among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto.

10.2	Third Amendment to First Lien Credit Agreement, dated as of December 20, 2012, among the Company, the guarantors party thereto, the lenders party thereto, J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as joint bookrunning managers, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto.

10.3	Second Amendment to First Lien Intercreditor Agreement dated as of December 20, 2012, among the Company, each subsidiary of the Company party thereto, JPMorgan Chase Bank, N.A., as collateral agent for the First Lien Secured Parties, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Revolving Secured Parties, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Term Loan Secured Parties, and the other parties thereto.

10.4	Amended and Restated Master Disbursement Agreement, dated December 20, 2012, among the Company, Revel Entertainment Group, LLC, JPMorgan Chase Bank, N.A., as disbursement agent, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the First Lien Credit Agreement, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the Amended Revolving Credit Agreement and U.S. Bank National Association, as collateral agent under the Indenture.

99.1	Press Release of the Company, dated December 27, 2012.

99.2	Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2012

REVEL AC, INC.

By:	/s/ Alan Greenstein
	Name:	Alan Greenstein
	Title:	Senior Vice President, Chief Financial Officer and Treasurer